Exhibit 99.(a)(38)

From: Rodenburg, J.J.(Jan) (KPNCC M&A Management) Sent: Wednesday, April 29, 2009 4:22:10 AM To: Manning, Matthew (IBD) Cc: Braat, D. (Daniel) (KPNCC M&A Management); Terry, Ari (IBD); Uematsu, K.(Kenji) (KPNCC M&A Management); Kadaba, Arvind (IBD); Cahu, Dominique (IBD); Fincher, James D (IBD) Subject: Project Celtic - Business Case Attachments: 090429 Project Celtic - Business Case v_senttoMS.xls Matthew and MS team, Please find attached the Business Case we have prepared which will serve as the basis for our discussion on Friday. We propose to have the call at 17:00 CET/11:00 EST. Could you advice whether this time suits you and if its possible to use the regular dial-in below. If not, I’ll provide with a KPN dial-in. Looking forward to discussing the business case with you and please let us know should you have any questions. Kind regards, Jan ACCESS CODE Participant Code: 987362 DIAL-IN INSTRUCTIONS MS Internal Ext.: 000-1313 NA Access: New York: + 1 718 754-6999/914 225-6999 EU Access: London: +44 20 7425-2721/7677-2721 UAE: + 971 4 709 7200 ASIA Access: Tokyo: + 81 3 5424-5253 / +813 6401-5253 Hong Kong: +852 2239-1616 Melbourne/Sydney: +61 3 9256-8919/ +61 2 9770-1321 Mumbai: + 91 22 2209-7896 Seoul: +82 2 3275-4646 Shanghai/Beijing: + 86 21 2321-2199/ +86 10 6536-2727 Singapore: +65 6834-6262 Taipei: +886 22730-1760 Toll free-NA: + 1 877 777 8895 *Toll free-Non-NA: **Intl dial code – 80 07 770-0000 *Toll free-Non-NA may not be not fully supported in all regions within a country where available. In the event access is denied, please use one of the local access numbers listed above. **Intl dial code is different in different countries, please refer to HYPERLINK “http://iconf/”http://iConf website for complete list by country. Jan Rodenburg KPN Royal Dutch Telecom Mergers & Acquisitions Maanplein 55 2516 CK The Hague JX 096 Confidential KPN00029988

The Netherlands

Tel: +31 70 3434 861

Mob: +31 6 4714 2925

Email: HYPERLINK “mailto:jan.rodenburg@kpn.com”jan.rodenburg@kpn.com

Confidential	KPN00029989

AUTOPATH

Mergers and Acquisitions
kpn

	A	B	C	D	E	F	G	H	I	J	K	L
1												
2		**Project Celtic - Business Case**										
3												
4							Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007	Q1 2008
5		**Revenue and margin drivers**										
6												
7			Minutes of Use (in bn)									
8				Wholesale								4.800
9					Growth Q/Q							
10					Growth Y/Y							
11				Outsourced								0.500
12					Growth Q/Q							
13					Growth Y/Y							
14				Retail								0.500
15					Growth Q/Q							
16					Growth Y/Y							
17			Total minutes of use				5.500	5.900	6.200	6.200	23.800	5.800
18					Growth Q/Q							
19					Growth Y/Y							5.5%
20												
21			Price per minute									
22				Wholesale								0.053
23					Growth Q/Q							
24					Growth Y/Y							
25				Outsourced								0.100
26					Growth Q/Q							
27					Growth Y/Y							
28				Retail								0.041
29					Growth Q/Q							
30					Growth Y/Y							
31			Aggregate price per minute				0.059	0.059	0.059	0.059		0.056
32					Growth Q/Q							
33					Growth Y/Y							
34												
35			Cost per minute									
36				Wholesale								0.048
37					Growth Q/Q							
38					Growth Y/Y							
39				Outsourced								0.080
40					Growth Q/Q							
41					Growth Y/Y							
42				Retail								0.034
43					Growth Q/Q							
44					Growth Y/Y							
45			Aggregrate cost per minute									0.050
46					Growth Q/Q							
47					Growth Y/Y							
48												
49			Margin per minute									
50				Wholesale								0.005
51					Margin							8.5%
52				Outsourced								0.020
53					Margin							20.4%
54				Retail								0.007
55					Margin							16.9%
56			Total Margin per minute									0.006
57					Margin							10.9%
58												

Strictly private and confidential

Page 1 of 20

Print date: AUTODATE

Confidential

KPN00029990

Q1 2007 Q2 2007 Q3 2007 Q4 2007 2007 Q1 2008 P&L Revenue Wholesale 255.7 271.2 282.4 273.8 1,083.1 254.1 Outsourced 43.6 48.6 53.1 52.0 197.3 50.2 Retail 25.5 27.9 32.0 24.8 110.2 20.6 Total revenue 324.8 347.7 367.5 350.6 1,390.6 324.9 Growth Y/Y Cost of sale Wholesale 232.4 Outsourced 40.0 Retail 17.1 Total Cost of sale 1,248.2 289.5 Gross profit Wholesale 21.7 Outsourced 10.2 Retail 3.5 Total gross profit 32.2 36.9 34 39.3 142.4 35.4 Margin 9.9% 10.6% 9.3% 11.2% 10.2% 10.9% Operating expenses Research & Development 6.6 % of revenue 2.0% SG&A 17.6 % of revenue 5.4% Total Opex 90.1 24.2 % of revenue 7.4% EBITDA 13 14.5 10.4 14.4 52.3 11.2 Margin 4.0% 4.2% 2.8% 4.1% 3.8% 3.4% D&A PPE 8.8 3.1 % of revenue 0.9% Amortization intangibles 23.2 4.2 % of revenue 1.3% Depreciation & Amortization 32.0 7.2 % of revenue 2.2% Stock-based compensation 2.7 0.6 Select Off EBIT 20.3 4.0 Margin 1.5% 1.2% Taxes on EBIT (6.1) (1.2) Tax Rate 30.0% 30.0% 1.7 Interest income ('0.7) Interest expense 8.5 Taxes Paid Implied tax rate 12.8 Net income Cash Flow Capex (Cumulative for year) (5.7) Capex (Period) (5.7) % of sales 1.7% Strictly private and confidential Page 2 of 20 Print date: AUTODATE Confidential KPN00029991

AUTOPATH                                                                                                                                         Mergers and Acquisitions

                                                                                                                                                                                KPN

                A             B             C             D             E              F              G             H             I               J              K             L

4                                                                                                              Q1 2007 Q2 2007 Q3 2007 Q4 2007 2007 Q1 2008

119

120          EBITDA less capex                                                                                                                                              5.6

Strictly private and confidential                                                        Page 3 of 20                           Print date: AUTODATE

Confidential                                                                                                                                                          KPN00029992

Project Celtic - Business Case Q2 2008 Q3 2008 Q4 2008 2008 Q1 2009 Q2 2009 Q3 2009 Revenue and margin drivers Minutes of use (in bn) Wholesale 4.900 4.500 4.400 18.600 3.916 3.916 3.955 Growth Q/Q 2.1% (8.2%) (2.2%) (11.0%) 0.0% 1.0% Growth Y/Y (18.4%) (20.1%) (12.1%) Outsourced 0.700 0.700 0.700 2.600 0.644 0.644 0.650 Growth Q/Q 40.0% 0.0% 0.0% (8.0%) 0.0% 1.0% Growth Y/Y 28.8% (8.0%) (7.1%) Retail 0.500 0.700 0.600 2.300 0.570 0.564 0.567 Growth Q/Q 0.0% 40.0% (14.3%) (5.0%) (1.0%) 0.5% Growth Y/Y 14.0% 12.9% (19.0%) Total minutes of use 6.100 5.900 5.700 23.500 5.130 5.124 5.173 Growth Q/Q 5.2% (3.3%) (3.4%) (10.0%) (0.1%) 0.9% Growth Y/Y 3.4% (4.8%) (8.1%) (1.3%) (11.6%) (16.0%) (12.3%) Price per minute Wholesale 0.056 0.053 0.050 0.053 0.047 0.046 0.046 Growth Q/Q 4.9% (4.8%) (5.2%) (6.7%) (1.0%) (1.0%) Growth Y/Y (11.6%) (16.6%) (13.3%) Outsourced 0.097 0.101 0.076 0.093 0.075 0.074 0.073 Growth Q/Q (3.6%) 4.0% (24.3%) (2.3%) (1.0%) (1.0%) Growth Y/Y (25.8%) (23.8%) (27.5%) Retail 0.042 0.042 0.043 0.042 0.042 0.042 0.042 Growth Q/Q 1.1% 1.0% 2.0% (1.0%) (1.0%) (1.0%) Growth Y/Y 3.1% 0.9% (1.0%) Aggregate price per minute 0.059 0.057 0.053 0.056 0.050 0.049 0.049 Growth Q/Q 5.6% (3.1%) (8.2%) (5.3%) (1.0%) (1.0%) Growth Y/Y (11.1%) (16.6%) (14.0%) Cost per minute Wholesale 0.051 0.049 0.046 0.049 0.042 0.041 0.041 Growth Q/Q 4.8% (3.6%) (5.5%) (9.7%) (1.0%) (1.0%) Growth Y/Y (13.8%) (18.5%) (16.4%) Outsourced 0.081 0.084 0.062 0.077 0.063 0.063 0.062 Growth Q/Q 1.4% 3.3% (25.7%) 1.0% (0.3%) (0.6%) Growth Y/Y (21.4%) (22.7%) (25.6%) Retail 0.036 0.038 0.036 0.036 0.036 0.036 0.035 Growth Q/Q 5.3% 6.0% (4.7%) (1.0%) (1.0%) (1.0%) Growth Y/Y 5.2% (1.1%) (7.6%) Aggregate cost per minute 0.053 0.052 0.047 0.051 0.044 0.043 0.043 Growth Q/Q 6.2% (2.3%) (9.0%) (7.2%) (0.8%) (0.9%) Growth Y/Y (12.3%) (18.1%) (17.0%) Margin per minute Wholesale 0.005 0.004 0.004 0.004 0.005 0.005 0.005 Margin 8.7% 7.5% 7.8% 8.2% 10.8% 10.8% 10.8% Outsourced 0.016 0.017 0.014 0.016 0.012 0.011 0.011 Margin 16.2% 16.7% 18.4% 17.7% 15.6% 15.0% 14.6% Retail 0.006 0.004 0.007 0.006 0.006 0.006 0.006 Margin 13.5% 9.2% 15.2% 13.3% 15.2% 15.2% 15.2% Total Margin per minute 0.006 0.005 0.005 0.006 0.006 0.006 0.006 Margin 10.4% 9.6% 10.3% 10.3% 12.1% 12.0% 11.9% Strictly private and confidential Page 4 of 20 Print date: AUTODATE Confidential KPN00029993

Q2 2008 Q3 2008 Q4 2008 2008 Q1 2009 Q2 2009 Q3 2009 P&L Revenue Wholesale 272.2 238.1 220.7 985.1 183.3 181.5 181.4 Outsourced 67.8 70.5 53.4 241.9 48.0 47.5 47.5 Retail 20.8 29.4 25.7 96.5 24.2 23.7 23.6 Total revenue 360.8 338.0 299.8 1,323.5 255.5 252.7 252.5 Growth Y/Y (4.8%) Cost of sale Wholesale 248.6 220.2 203.4 904.6 163.5 161.9 161.9 Outsourced 56.8 58.7 43.6 199.1 40.5 40.4 40.6 Retail 18.0 26.7 21.8 83.6 20.5 20.1 20.0 Total Cost of sale 323.4 305.6 268.8 1,187.3 224.5 222.4 222.4 Gross profit Wholesale 23.6 17.9 17.3 80.5 19.8 19.6 19.6 Outsourced 11.0 11.8 9.8 42.8 7.5 7.1 6.9 Retail 2.8 2.7 3.9 12.9 3.7 3.6 3.6 Total gross profit 37.4 32.4 31.0 136.2 31.0 30.3 30.1 Margin 10.4% 9.6% 10.3% 10.3% 12.1% 12.0% 11.9% Operating expenses Research & Development 6.0 5.6 5.6 23.8 5.0 4.5 4.0 % of revenue 1.7% 1.7% 1.9% 1.8% 2.0% 1.8% 1.6% SG&A 18.8 16.5 17.3 70.2 16.3 16.0 15.5 % of revenue 5.2% 4.9% 5.8% 5.3% 6.4% 6.3% 5.1% Total Opex 24.8 22.1 22.9 94.0 21.3 20.5 19.5 % of revenue 6.9% 6.5% 7.6% 7.1% 8.3% 8.1% 7.7% EBITDA 12.6 10.3 8.1 42.2 9.7 9.8 10.6 Margin 3.5% 3.0% 2.7% 3.2% 3.8% 3.9% 4.2% D&A PPE 4.3 4.3 3.6 15.3 3.8 3.8 3.8 % of revenue 1.2% 1.3% 1.2% 1.2% 1.5% 1.5% 1.5% Amortization intangibles 4.2 4.2 4.2 16.7 4.8 4.8 4.8 % of revenue 1.2% 1.2% 1.4% 1.3% 1.9% 1.9% 1.9% Depreciation & Amortization 8.5 8.5 7.8 32.0 8.6 8.6 8.6 % of revenue 2.4% 2.5% 2.6% 2.4% 3.4% 3.4% 3.4% Stock-based compensation 0.7 0.6 0.6 2.5 0.7 0.7 0.7 Select Off EBIT 4.1 1.8 0.3 10.2 1.1 1.2 2.0 Margin 1.1% 0.5% 0.1% 0.8% 0.4% 0.5% 0.8% Taxes on EBIT (1.2) (0.6) (0.1) (3.1) (0.3) (0.4) (0.6) Tax rate 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% Interest income 2.1 Interest expense (3.0) Taxes paid 9.5 Implied tax race 93.1% Net income (0.3) Cash flow Capex (Cumulative for year) (7.0) (10.0) (16.0) (16.0) Capex (Period) (1.3) (3.0) (5.9) (16.0) (1.6) (4.5) (4.5) % of sales 0.4% 0.9% 2.0% 1.2% 0.6% 1.8% 1.8% Strictly private and confidential Page 5 of 20 Print date: AUTODATE Confidential KPN00029994

AUTOPATH                                                                                                                                         Mergers and Acquisitions

                                                                                                                                                                                KPN

                B             C             D             E              F              M            N             O             P              Q             R             S

4                                                                                              Q2 2008 Q3 2008 Q4 2008 2008 Q1 2009 Q2 2009 Q3 2009

119

120                          EBITDA less capex                              11.3         7.3           2.2           26.3         8.1           5.3           6.1

Strictly private and confidential                                        Page 6 of 20                                           Print date: AUTODATE

Confidential                                                                                                                                                          KPN00029995

AUTOPATH Mergers and Acquisitions Project Celtic – Business Case Q4 2009 2009 2010 2011 2012 2013 2014 Revenue and margin drivers Minutes of Use (in bn) Wholesale 4.034 15.821 16.929 17.775 18.309 18.858 19.424 Growth Q/Q 2.0% Growth Y/Y (8.3%) (14.9%) 7.0% 5.0% 3.0% 3.0% 3.0% Outsourced 0.663 2.602 2.784 2.923 3.011 3.101 3.194 Growth Q/Q 2.0% Growth Y/Y (5.2%) 0.1% 7.0% 5.0% 3.0% 3.0% 3.0% Retail 0.573 2.274 2.388 2.460 2.509 2.534 2.559 Growth Q/Q 1.0% Growth Y/Y (4.5%) (1.1%) 5.0% 3.0% 2.0% 1.0% 1.0% Total minutes of use 5.271 20.698 22.101 23.158 23.828 24.493 25.177 Growth Q/Q 1.9% Growth Y/Y (7.5%) (11.9%) 6.8% 4.8% 2.9% 2.8% 2.8% Price per minute Wholesale 0.045 0.046 0.044 0.042 0.042 0.042 0.041 Growth Q/Q (1.0%) Growth Y/Y (9.5%) (12.9%) (5.0%) (3.0%) (1.0%) (1.0%) (1.0%) Outsourced 0.072 0.073 0.066 0.063 0.062 0.061 0.060 Growth Q/Q (1.0%) Growth Y/Y (5.2%) (21.1%) (10.0%) (5.0%) (2.0%) (1.5%) (1.0%) Retail 0.041 0.042 0.041 0.040 0.039 0.039 0.038 Growth Q/Q (1.0%) Growth Y/Y (3.9%) (0.4%) (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) Aggregate price per minute 0.048 0.049 0.046 0.045 0.044 0.044 0.043 Growth Q/Q (1.0%) Growth Y/Y (8.2%) (12.9%) (5.6%) (3.2%) (1.3%) (1.2%) (1.1%) Cost per minute Wholesale 0.041 0.041 0.039 0.038 0.038 0.037 0.037 Growth Q/Q (1.0%) Growth Y/Y (12.4%) (15.4%) (4.6%) (3.0%) (1.0%) (1.0%) (1.0%) Outsourced 0.062 0.062 0.057 0.055 0.054 0.054 0.053 Growth Q/Q (1.0%) Growth Y/Y (0.9%) (18.5%) (9.0%) (4.0%) (0.7%) (0.5%) (1.0%) Retail 0.035 0.035 0.035 0.034 0.034 0.033 0.032 Growth Q/Q (1.0%) Growth Y/Y (3.9%) (2.5%) (1.0%) (2.0%) (2.0%) (2.0%) (2.0%) Aggregate cost per minute 0.043 0.043 0.041 0.040 0.039 0.039 0.039 Growth Q/Q (1.0%) Growth Y/Y (9.7%) (14.5%) (5.0%) (3.1%) (1.0%) (1.0%) (1.1%) Margin per minute Wholesale 0.005 0.005 0.005 0.004 0.004 0.004 0.004 Margin 10.8% 10.8% 10.4% 10.4% 10.4% 10.4% 10.4% Outsourced 0.011 0.011 0.009 0.008 0.007 0.007 0.007 Margin 14.6% 15.0% 14.0% 13.1% 12.0% 11.1% 11.1% Retail 0.006 0.006 0.006 0.006 0.006 0.006 0.005 Margin 15.2% 15.2% 14.3% 14.3% 14.3% 14.3% 14.3% Total Margin per minute 0.006 0.006 0.005 0.005 0.005 0.005 0.005 Margin 11.9% 12.0% 11.4% 11.3% 11.1% 10.9% 10.9% Strictly private and confidential Page 7 of 20 Print date: AUTODATE Confidential KPN00029996

AUTOPATH Mergers and Acquisitions Q4 2009 2009 2010 2011 2012 2013 2014 P&L Revenue Wholesale 183.2 729.4 741.5 755.2 770.1 785.2 800.7 Outsourced 49.0 191.0 183.9 183.5 185.2 187.9 191.6 Retail 23.6 95.0 97.8 98.7 98.6 97.6 96.6 Total Revenue 254.8 1,015.5 1,023.2 1,037.4 1,053.9 1,070.8 1,089.0 Growth Y/Y (23.3%) 0.8% 1.4% 1.6% 1.6% 1.7% Cost of sale Wholesale 163.4 650.7 664.2 676.5 689.8 703.4 717.2 Outsourced 41.0 162.4 158.2 159.4 163.1 167.1 170.4 Retail 20.0 80.6 83.8 84.6 84.5 83.7 82.8 Total Cost of sale 224.4 893.7 906.1 920.5 937.4 954.2 970.5 Gross Profit Wholesale 19.8 78.8 77.3 78.7 80.3 81.9 83.5 Outsourced 7.0 28.6 25.8 24.0 22.1 20.8 21.2 Retail 3.6 14.4 14.0 14.1 14.1 14.0 13.8 Total gross profit 30.4 121.8 117.1 116.9 116.5 116.6 118.5 Margin 11.9% 12.0% 11.4% 11.3% 11.1% 10.9% 10.9% Operating expenses Research& Development 4.0 17.5 17.6 17.9 18.2 18.5 18.8 % of revenue 1.6% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% SG&A 15.0 62.8 61.4 62.2 63.2 64.2 65.3 % of revenue 5.9% 6.2% 6.0% 6.0% 6.0% 6.0% 6.0% Total Opex 19.0% 80.3 79.0 80.1 81.4 82.7 84.1 % of revenue 7.5% 7.9% 7.7% 7.7% 7.7% 7.7% 7.7% EBITDA 11.4 41.5 38.0 36.8 35.1 33.9 34.4 Margin 4.5% 4.1% 3.7% 3.5% 3.3% 3.2% 3.2% D&A PPE 3.8 15.0 15.1 15.3 15.6 15.8 16.1 % of revenue 1.5% 1.5% 1.5% 1.5% 1.5% 1.5% 1.5% Amortization intangibles 4.8 19.4 17.9 16.4 12.5 3.9 3.0 % of revenue 1.9% 1.9% 1.8% 1.6% 1.2% 0.4% 0.3% Depreciation & Amortization 8.6 34.4 33.0 31.7 28.1 19.7 19.1 % of revenue 3.4% 3.4% 3.2% 3.1% 2.7% 1.8% 1.8% Stock-based compensation 0.7 2.6 2.8 2.8 3.2 3.6 4.0 EBIT 2.8 7.1 5.0 5.1 7.0 14.2 15.3 Margin 1.1% 0.7% 0.5% 0.5% 0.7% 1.3% 1.4% Taxes or EBIT (0.8) (2.1) (1.5) (1.5) (2.1) (4.3) (4.6) Tax rate 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% Interest income Interest expense Taxes paid Net Income Implied tax rate Cash flow Capex (Cumulative for year) Capex (Period) (4.5) (15.0) (15.1) (15.3) (15.6) (15.8) (16.1) % of sales 1.8% 1.5% 1.5% 1.5% 1.5% 1.5% 1.5% Strictly private and confidential Page 8 of 20 Print date: AUTODATE Confidential KPN00029997

AUTOPATH                                                                                                                                                         Mergers and Acquisitions

                                                                                                                                                                                                KPN

                B             C             D             E              F              T               U           V             W            X             Y             Z

4                                                                                              Q4 2009   2009    2010        2011       2012      2013      2014

119

120                          EBITDA less capex                              6.9            26.5      22.9        21.4        19.6        18.1       18.3

 Strictly private and confidential                                       Page 9 of 20                                           Print date: AUTODATE

Confidential                                                                                                                                                          KPN00029998

AUTOPATH Mergers and Acquisitions Project Celtic – Business Case 2015 2016 2017 2018 9-year CAGR Revenue and margin drivers Minutes of Use (in bn) Wholesale 20.006 20.607 21.225 21.861 Growth Q/Q Growth Y/Y 3.0% 3.0% 3.0% 3.0% Outsourced 3.290 3.389 3.490 3.595 Growth Q/Q Growth Y/Y 3.0% 3.0% 3.0% 3.0% Retail 2.585 2.611 2.637 2.663 Growth Q/Q Growth Y/Y 1.0% 1.0% 1.0% 1.0% Total minutes of use 25.881 26.606 27.352 28.120 3.5% Growth Q/Q Growth Y/Y 2.8% 2.8% 2.8% 2.8% Price per minute Wholesale 0.041 0.040 0.040 0.040 Growth Q/Q Growth Y/Y (1.0%) (1.0%) (1.0%) (1.0%) Outsourced 0.059 0.059 0.058 0.058 Growth Q/Q Growth Y/Y (1.0%) (1.0%) (1.0%) (1.0%) Retail 0.037 0.036 0.036 0.035 Growth Q/Q Growth Y/Y (2.0%) (2.0%) (2.0%) (2.0%) Aggregate price per minute 0.043 0.042 0.042 0.041 -1.9% Growth Q/Q Growth Y/Y (1.1%) (1.1%) (1.1%) (1.1%) Cost per minute Wholesale 1.037 0.036 0.036 0.035 Growth Q/Q Growth Y/Y (1.0%) (1.0%) (1.0%) (1.0%) Outsourced 0.053 0.052 0.052 0.051 Growth Q/Q Growth Y/Y (1.0%) (1.0%) (1.0%) (1.0%) Retail 0.032 0.031 0.030 0.030 Growth Q/Q Growth Y/Y (2.0%) (2.0%) (2.0%) (2.0%) Aggregate cost per minute 0.038 0.038 0.037 0.037 Growth Q/Q Growth Y/Y (1.1%) (1.0%) (1.0%) (1.0%) Margin per minute Wholesale 0.004 0.004 0.004 0.004 Margin 10.4% 10.4% 10.4% 10.4% Outsourced 0.007 0.007 0.006 0.006 Margin 11.1% 11.1% 11.1% 11.1% Retail 0.005 0.005 0.005 0.005 Margin 14.3% 14.3% 14.3% 14.3% Total Margin per minute 0.005 0.005 0.005 0.004 Margin 10.9% 10.9% 10.9% 10.8% Strictly private and confidential Page 10 of 20 Print date: AUTODATE Confidential KPN00029999

AUTOPATH Mergers and Acquisitions 2015 2016 2017 2018 9-year CAGR P&L Revenue Wholesale 816.5 832.6 849.0 865.7 Outsourced 195.4 199.2 203.2 207.2 Retail 95.6 94.7 93.7 92.7 Total revenue 1,107.5 1,126.5 1,145.8 1,165.6 Growth Y/Y 1.7% 1.7% 1.7% 1.7% Cost of sale Wholesale 731.4 745.8 760.5 775.5 Outsourced 173.8 177.2 180.7 184.3 Retail 82.0 81.1 80.3 79.5 Total Cost of sale 987.1 1,004.1 1,021.5 1,039.2 Gross profit Wholesale 85.1 86.8 88.5 90.2 Outsourced 21.6 22.0 22.5 22.9 Retail 13.7 13.5 13.4 13.3 Total gross profit 120.4 122.4 124.4 126.4 0.4% Margin 10.9% 10.9% 10.9% 10.8% Operating expenses Research & Development 19.1 19.4 19.7 20.1 % of revenue 1.7% 1.7% 1.7% 1.7% SG&A 66.5 67.6 68.8 69.9 % of revenue 6.0% 6.0% 6.0% 6.0% Total Opex 85.5 87.0 88.5 90.0 % of revenue 7.7% 7.7% 7.7% 7.7% EBITDA 34.9 35.4 35.9 36.4 Margin 3.1% 3.1% 3.1% 3.1% D&A PPE 16.4 16.6 16.9 17.2 % of revenue 1.5% 1.5% 1.5% 1.5% Amortization intangible 2.0 2.0 2.0 2.0 % of revenue 0.2% 0.2% 0.2% 0.2% Depreciation & Amortization 18.4 18.6 18.9 19.2 % of revenue 1.7% 1.7% 1.7% 1.6% Stock –based compensation 4.0 4.0 4.0 4.0 Select Off EBIT 16.5 16.7 17.0 17.2 Margin 1.5% 1.5% 1.5% 1.5% Taxes on EBIT (5.0) (5.0) (5.1) (5.2) Tax rate 30.0% 30.0% 30.0% 30.0% Interest income Interest expenses Taxes paid Implied tax rate Net income Cash flow Capex (Cumulative for year) Capex (Period) (16.4) (16.6) (16.9) (17.2) % of sales 1.5% 1.5% 1.5% 1.5% Strictly private and confidential Page 11 of 20 Print date: AUTODATE Confidential KPN00030000

AUTOPATH                                                                                                                                                         Mergers and Acquisitions

                                                                                                                                                                                                KPN

                B             C             D             E              F              AA         AB          AC          AD                          AE

4                                                                                              2015        2016        2017        2018                        9-year CAGR

119

120                          EBITDA less capex                              18.5         18.7         19.0         19.2

Strictly private and confidential                                        Page 12 of 20 Print date:                                                      AUTODATE

Confidential                                                                                                                                                                          KPN00030001

AUTOPATH	Mergers and Acquisitions

Cell:	L8
Comment:	Jan Rodenburg:
IBAS press release (all Q’s)

Cell:	L11
Comment:	Jan Rodenburg:
IBAS press release (all Q’s)

Cell:	L14
Comment:	Jan Rodenburg:
IBAS press release (all Q’s)

Cell:	G17
Comment:	Jan Rodenburg:
Jefferies

Cell:	G31
Comment:	Jan Rodenburg:
Jefferies

Cell:	Q31
Comment:	Jan Rodenburg:
IBAS press release

Cell:	Q45
Comment:	Jan Rodenburg:
IBAS press release

Cell:	G62
Comment:	Jan Rodenburg:
Jefferies

Cell:	L62
Comment:	Jan Rodenburg:
Jefferies (all Q’s)

Cell:	Q62
Comment:	Jan Rodenburg:
IBAS press release

Cell:	L63
Comment:	Jan Rodenburg:
Jefferies (all Q’s)

Cell:	Q63
Comment:	Jan Rodenburg:
IBAS press release

Cell:	L64
Comment:	Jan Rodenburg:
Jefferies (all Q’s)

Cell:	Q64
Comment:	Jan Rodenburg:
IBAS press release

Cell:	L69
Comment:	Jan Rodenburg:
Jefferies (all Q’s)

Cell:	L70
Comment:	Jan Rodenburg:
Jefferies (all Q’s)

Cell:	L71
Comment:	Jan Rodenburg:
Jefferies (all Q’s)

Confidential	KPN00030002

Strictly private and confidential	Print date: AUTODATE

AUTOPATH	Mergers and Acquisitions

Cell:	Q75
Comment:	Jan Rodenburg:
IBAS press release

Cell:	Q76
Comment:	Jan Rodenburg:
IBAS press release

Cell:	Q77
Comment:	Jan Rodenburg:
IBAS press release

Cell:	L82
Comment:	Jan Rodenburg:
Jefferies

Cell:	M82
Comment:	Jan Rodenburg:
Jefferies

Cell:	N82
Comment:	Jan Rodenburg:
Jefferies

Cell:	O82
Comment:	Jan Rodenburg:
Jefferies

Cell:	L86
Comment:	Jan Rodenburg:
Jefferies

Cell:	M86
Comment:	Jan Rodenburg:
Jefferies

Cell:	N86
Comment:	Jan Rodenburg:
Jefferies

Cell:	O86
Comment:	Jan Rodenburg:
Jefferies

Cell:	P94
Comment:	Jan Rodenburg:
10K’08 page 88

Cell:	U94
Comment:	Jan Rodenburg:
Set equal to capex

Cell:	U96
Comment:	Jan Rodenburg:
10K’08 page 89

Cell:	V96
Comment:	Jan Rodenburg:
10K’08 page 89

Cell:	W96
Comment:	Jan Rodenburg:
10K’08 page 89

Cell:	X96
Comment:	Jan Rodenburg:
10K’08 page 89

Confidential	KPN00030003

Strictly private and confidential	Print date: AUTODATE

AUTOPATH	Mergers and Acquisitions

Cell:	Y96
Comment:	Jan Rodenburg:
10K’08 page 89

Cell:	P98
Comment:	Jan Rodenburg:
10K’08 page 67

Cell:	V101
Comment:	Jan Rodenburg:
Jefferies forecast

Cell:	W101
Comment:	Jan Rodenburg:
Jefferies forecast

Cell:	X101
Comment:	Jan Rodenburg:
Jefferies forecast

Cell:	Y101
Comment:	Jan Rodenburg:
Jefferies forecast

Cell:	Z101
Comment:	Jan Rodenburg:
Jefferies forecast

Cell:	K110
Comment:	Jan Rodenburg:
10K’08 page 52

Cell:	P110
Comment:	Jan Rodenburg:
10K’08 page 52

Cell:	U117
Comment:	Jan Rodenburg:
Company guidance

Confidential	KPN00030004

Strictly private and confidential	Print date: AUTODATE

AUTOPATH

Mergers and Acquisitions

Jefferies and Co. projections January 27 - 2009

($ mn)			Q1 2009	Q2 2009	Q3 2009	Q4 2009	2009
Minutes of Use			5.8	5.9	6.2	6.2	24.1
		Growth		3.0%	4.0%	1.0%	
Price per minute			0.052	0.052	0.052	0.052	0.052
		Growth		0.0%	0.0%	0.0%	
Revenue							
	Wholesale		222.2	228.2	236.6	238.3	925.3
		Growth		2.7%	3.7%	0.7%	
	Outsourced from KPN		52.9	54.0	55.6	55.7	218.2
		Growth		2.1%	3.0%	0.2%	
	Retail		26.8	27.8	29.2	29.7	113.5
		Growth		3.7%	5.0%	1.7%	
Total revenue			301.9	310.0	321.5	323.7	1,257.0
		Growth		2.7%	3.7%	0.7%	
COGS							
	Wholesale		204.1	209.3	216.5	217.9	847.8
		Growth		2.5%	3.4%	0.6%	
	Outsourced from KPN		43.9	45.0	46.5	46.8	182.2
		Growth		2.5%	3.3%	0.6%	
	Retail		22.6	23.1	23.9	24.1	93.7
		Growth		2.2%	3.5%	0.8%	
Total COGS			270.6	277.5	287.0	288.8	1,123.7
		Growth		2.5%	3.4%	0.6%	
Gross profit			31.3	32.6	34.5	34.9	133.3
		Margin	10.4%	10.5%	10.7%	10.8%	10.6%
Operating expenses							
	Research & Development		5.6	5.8	6	6	23.4
		% of revenue	1.9%	1.9%	1.9%	1.9%	1.9%
	Selling & Marketing		0.0	0.0	0.0	0.0	0.0
		% of revenue	0.0%	0.0%	0.0%	0.0%	0.0%
	General & Administrative		17.4	17.89	18.4	18.6	72.3
		% of revenue	5.8%	5.8%	5.7%	5.7%	5.8%
Total Opex			23.0	23.7	24.4	24.6	95.7
EBITDA			8.3	8.9	10.1	10.3	37.6
		Margin	2.7%	2.9%	3.1%	3.2%	3.0%
Depreciation			7.8	8.0	8.1	8.3	32.2
		% of revenue	2.6%	2.6%	2.5%	2.6%	2.6%
Stock-based compensation			0.7	0.7	0.7	0.7	2.6
Select		On					
EBIT			0.5	0.9	2.0	2.0	5.4
		Margin	0.2%	0.3%	0.6%	0.6%	0.4%

Strictly private and confidential

Page 16 of 20

Print date: AUTODATE

Confidential

KPN00030005

AUTOPATH Mergers and Acquisitions 2010 2011 2012 2013 2014 25.1 26.0 26.9 27.7 28.5 4.2% 3.8% 3.2% 3.0% 3.0% 0.051 0.049 0.049 0.048 0.047 (1.9%) (3.9%) 0.0% (2.0%) (2.1%) 926.1 923.2 920.5 916.1 911.6 0.1% (0.3%) (0.3%) (0.5%) (0.5%) 217.6 216.1 214.6 212.7 210.7 (0.3%) (0.7%) (0.7%) (0.9%) (0.9%) 131.7 149.9 168.5 187.3 206.3 16.0% 13.8% 12.4% 11.2% 10.1% 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 1.5% 1.1% 1.1% 1.0% 0.9% 848.3 847.1 846.1 843.6 841.0 0.1% (0.1%) (0.1%) (0.3%) (0.3%) 184.6 188.6 188.6 190.4 192.2 1.3% 1.1% 1.1% 1.0% 0.9% 105.1 116.6 128.3 140.0 152.0 12.2% 10.9% 10.0% 9.1% 8.6% 1,138.0 1,150.3 1,163.0 1,174.0 1,185.2 1.3% 1.1% 1.1% 0.9% 1.0% 137.4 138.9 140.6 142.1 143.4 10.8% 10.8% 10.8% 10.8% 10.8% 23.6 23.9 24.2 24.4 24.6 1.9% 1.9% 1.9% 1.9% 1.9% 0.0 0.0 0.0 0.0 0.0 0.0% 0.0% 0.0% 0.0% 0.0% 73.2 73.9 74.8 75.5 76.2 5.7% 5.7% 5.7% 5.7% 5.7% 96.8 97.8 99.0 99.9 100.8 40.6 41.1 41.6 42.2 42.5 3.2% 3.2% 3.2% 3.2% 3.2% 32.9 33.3 31.2 28.8 27.6 2.6% 2.6% 2.4% 2.2% 2.1% 2.8 2.8 3.2 3.6 4.0 4.9 7.8 10.4 13.4 15.0 0.4% 0.6% 0.8% 1.0% 1.1% Strictly private and confidential Page 17 of 20 Print date: AUTODATE Confidential KPN00030006

AUTOPATH
Mergers and Acquisitions

Business case | Jefferies

($ mn)	2004PF	2005PF	2006PF	2007PF	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E	($ mn)
Revenue	994.2	1,140.6	1,298.9	1,390.6	1,323.6	1,015.5	1,023.2	1,037.4	1,053.9	1,070.8	1,089.0	1,107.5	**Revenue**
Growth		14.7%	13.9%	7.1%	(4.8%)	(23.3%)	0.8%	1.4%	1.6%	1.6%	1.7%	1.7%	Growth
Cost of revenue	873.6	1,037.3	1,165.5	1,248.2	1,187.3	893.7	906.1	920.5	937.4	954.2	970.5	987.1	Cost of revenue
Gross margin	120.6	103.3	133.4	142.4	136.3	121.8	117.1	116.9	116.5	116.6	118.5	120.4	Gross margin
Margin	12.1%	9.1%	10.3%	10.2%	10.3%	12.0%	11.4%	11.3%	11.1%	10.9%	10.9%	10.9%	Margin
Operating expenses	57.2	64.4	72.5	90.1	94.0	80.3	79.0	80.1	81.4	82.7	84.1	85.5	Operating expenses
Operating EBITDA	63.4	38.9	60.9	52.3	42.3	41.5	38.0	36.8	35.1	33.9	34.4	34.9	**Operating EBITDA**
Margin	6.4%	3.4%	4.7%	3.8%	3.2%	4.1%	3.7%	3.5%	3.3%	3.2%	3.2%	3.1%	Margin
Depreciation and amort.	24.6	18.8	17.4	n.a.	32.0	34.4	33.0	31.7	28.1	19.7	19.1	18.4	Depreciation and amort.
Operating EBIT	38.8	20.1	43.5	n.a.	10.3	7.1	5.0	5.1	7.0	14.2	15.3	16.5	**Operating EBIT**
Margin	3.9%	1.8%	3.3%	n.a.	0.8%	0.7%	0.5%	0.5%	0.7%	1.3%	1.4%	1.5%	Margin
Capex	(7.5)	(8.3)	(14.8)	n.a.	(16.0)	(15.0)	(15.1)	(15.3)	(15.6)	(15.8)	(16.1)	(16.4)	Capex
EBITDA - Capex	55.9	30.6	46.1	n.a.	26.3	26.5	22.9	21.4	19.6	18.1	18.3	18.5	**EBITDA - Capex**

Revenue ($ mn)	2004A	2005A	2006A	2007A	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Base case	994.2	1,140.6	1,298.9	1,390.6	1,323.6	1,015.5	1,023.2	1,037.4	1,053.9	1,070.8	1,089.0	1,107.5
Jefferies and Co.						1,257.1	1,275.4	1,289.2	1,303.6	1,316.1	1,328.6	

Gross margin ($ mn)	2004A	2005A	2006A	2007A	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Base case	120.6	103.3	133.4	142.4	136.3	121.8	117.1	116.9	116.5	116.6	118.5	120.4
Jefferies and Co.						133.4	137.4	139.0	140.6	142.0	143.4	

EBITDA ($ mn)	2004A	2005A	2006A	2007A	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Base case	63.4	38.9	60.9	52.3	42.3	41.5	38.0	36.8	35.1	33.9	34.4	34.9
Jefferies and Co.						37.8	40.6	41.2	41.7	42.1	42.6	

EBITDA - capex ($ mn)	2004A	2005A	2006A	2007A	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Base case	55.9	30.6	46.1	n.a.	26.3	26.5	22.9	21.4	19.6	18.1	18.3	18.5
Jefferies and Co.						22.8	22.6	20.2	17.7	15.8	14.3	

Gross margin (%)	2004A	2005A	2006A	2007A	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Base case	12.1%	9.1%	10.3%	10.2%	10.3%	12.0%	11.4%	11.3%	11.1%	10.9%	10.9%	10.9%
Jefferies and Co.						10.5%	10.8%	10.8%	10.8%	10.8%	10.8%	

EBITDA margin (%)	2004A	2005A	2006A	2007A	2008A	2009E	2010E	2011E	2012E	2013E	2014E	2015E
Base case	6.4%	3.4%	4.7%	3.8%	3.2%	4.1%	3.7%	3.5%	3.3%	3.2%	3.2%	3.1%
Jefferies and Co.						3.0%	3.2%	3.2%	3.2%	3.2%	3.2%	

Strictly private and confidential
Page 18 of 20
Print date: AUTODATE

Confidential
KPN00030007

AUTOPATH Mergers and Acquisitions 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,257.4 1,289.2 1,303.6 1,316.1 1,328.6 14.7% 13.9% 7.1% -4.8% -5.0% 1.5% 1.1% 1.1% 1.0% 0.9% 873.6 1,037.3 1,165.5 1,248.2 1,187.3 1,123.7 1,138.0 1,150.2 1,163.0 1,174.1 1,185.2 120.6 103.3 133.4 142.4 136.3 133.4 137.4 139.0 140.6 142.0 143.4 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 19.8% 10.8% 10.8% 10.8% 57.2 64.4 72.5 90.1 94.0 95.6 96.8 97.8 98.9 99.9 100.8 63.4 38.9 60.9 52.3 42.3 37.8 40.6 41.2 41.7 42.1 42.6 6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% 24.6 18.8 17.4 n.a. 32.0 32.2 32.9 33.3 31.2 28.8 27.6 38.8 20.1 43.5 n.a. 10.3 5.6 7.7 7.9 10.5 13.3 15.0 3.9% 1.8% 3.3% n.a. 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) 55.9 30.6 46.1 n.a. 26.3 22.8 22.6 20.2 17.7 15.8 14.3 Strictly private and confidential Page 19 of 20 Print date: AUTODATE Confidential KPN00030008

AUTOPATH	Mergers and Acquisitions

Cell:	C3
Comment:	Jan Rodenburg:
Source: Volcano SvB presentation

Cell:	D3
Comment:	Jan Rodenburg:
Source: Volcano SvB presentation

Cell:	E3
Comment:	Jan Rodenburg:
Source: Volcano SvB presentation

Cell:	F3
Comment:	Jan Rodenburg:
Source: Jeffries report Q4 08

Confidential	KPN00030009

Strictly private and confidential	Print date: AUTODATE